Exhibit 1.3
Form SB-2
Skypath Networks, Inc.

                              ACAP FINANCIAL, INC.

                                 Underwriting of
                                2,000,000 Shares

                             SKYPATH NETWORKS, INC.
                                  COMMON STOCK
                         PARTICIPATING DEALERS AGREEMENT


     ACAP Financial, Inc., 47 West 200 South, Suite 101, Salt Lake City, Utah 84101, telephone (801) 364-6650, ("Underwriter"), as Underwriter for Skypath Networks, Inc., a Delaware corporation, ("Company"), invites your participation as a Participating Dealer, ("Participating Dealer"), in an offering of 2,000,000 Shares of the $.001 par value Common Stock of the Company to be offered to the public at $1.00 per Share. The Underwriter is offering the shares subject to the terms of (i) its Underwriting Agreement with the Company, (ii) this Agreement, and (iii) the Underwriter's instructions which may be forwarded to the Participating Dealers from time to time. The terms of the offering and the shares are more fully described in the enclosed Prospectus. This invitation is made by the Underwriter only if the Company's Shares may be lawfully offered to dealers in the state(s) in which the Participating Dealer is registered as a broker/dealer. The terms and conditions of this invitation are as follows:

     1. Acceptance of Orders. Orders received from the Participating Dealer will be accepted only at the price, in the amounts, and on the terms which are set forth in the Company's current Prospectus, the Underwriting Agreement, and this Agreement.

     2. Selling Commission. As a Participating Dealer, you will be allowed, on all shares sold by you, a commission of __% of the total sales price as shown in the Company's current Prospectus, provided that a minimum of 500,000 Shares are sold in the offering.

     3. Status of Dealer. The Participating Dealer agrees to purchase the Company's Shares for its customers through the Underwriter, and all purchases shall be made only upon orders already received by the Dealer from its customers. In all sales of the Shares to the public, the Participating Dealer shall confirm as agent for another. The Participating Dealer agrees that it will make no sales to any accounts over which it exercises discretionary authority.

     4. Acceptance. The Participating Dealer will promptly transmit by 12:00 noon of the next business day to the Escrow Agent, all funds received from purchasers and a confirmation and a record of each sale which sets forth the name, address, social security number of each individual beneficial purchaser, the number of Shares purchased, and, if there is more than one registered owner, whether the certificate or certificates evidencing the shares purchased are to be issued to the purchasers in joint tenancy or otherwise. A copy of such

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information  will be sent to the Underwriter by the  Participating  Dealer.  All checks for subscription of Shares shall be made payable to Irwin Union Bank, the Escrow Agent.

     5. Blue Sky Approval and Rejection of Sales. The Shares have been approved for sale only in certain states as shall be described by the Underwriter to the Participating Dealer under separate cover or as an Exhibit hereto. Each Participating Dealer shall report in writing, to the Underwriter, the number of the Company's Shares which have been sold in each state and the number of persons in each such state who purchased Company shares through the Participating Dealer. Each sale may be rejected by the Underwriter for any reason, and if rejected, the Escrow Agent will return to you all funds paid by the purchaser which have been received by the Underwriter. In such event, the Participating Dealer will return to the purchaser within five (5) business days after actual receipt from the Underwriter, the full purchase price paid by the purchaser.

     6. Escrow of Proceeds. The proceeds from the sale of all of the Shares offered in the offering will be deposited into the Escrow Account. If the proceeds, in cleared funds, from the sale of a minimum of 500,000 Shares have not been deposited with the Escrow Agent within one year from the date of the Company's definitive Prospectus, the full amount paid will be refunded to the purchasers. No certificates evidencing the Shares will be issued unless and until the escrow amount has been deposited with the Escrow Agent, and such funds have been released and the net proceeds thereof delivered to the Company. If the escrow amount is deposited within the time period provided above, all amounts so deposited will be delivered to the Company except that the Underwriter may deduct its underwriting commissions from the proceeds of the offering prior to delivery of such proceeds to the Company. No commissions will be paid by the Company or commissions allowed by the Underwriter unless and until proceeds, in cleared funds, from the sale of at least 500,000 Shares, have been deposited with the Escrow Agent and such funds have been released and the net proceeds thereof delivered to the Company.

     7. Delivery and Payment. Delivery of shares shall be made on or about ___________, 2003, or such later date as we may advise, at the office of ACAP Financial, Inc., 47 West 200 South, Suite 101, Salt Lake City, Utah 84101, or at such other place as we shall specify on not less than one day's notice to you. Subject to the sale of the minimum number of Shares offered, payment for the shares is to be made, against delivery, at the fully authorized, public offering price stated above, or, if we shall so advise you, at the public offering price, less the dealer's selling commission stated above, by wire transfer to the credit of ACAP Financial, Inc., at the Escrow Account at Irwin Union Bank, 15 West South Temple, Suite 950, Salt Lake City, Utah 84101, opened under the name "Utah Bank & Trust, Escrow Account for Skypath Networks Inc.."

     8. Dealer's Undertakings.

          A. No person is authorized to make any representations concerning the Company's shares except those contained in the Company's then current Prospectus. The Participating Dealer agrees to comply with the Prospectus delivery requirements of the Securities act of 1933 and Regulations thereunder. The Participating Dealer agrees not to use any supplemental sales literature of any kind without prior written approval of the

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     Underwriter unless it is furnished by the Underwriter for such purpose.  In offering and selling the shares, the Participating Dealer will rely solely on the representations contained in the Company's current Prospectus. Additional copies of the then current Prospectus will be supplied by the Underwriter in reasonable quantities upon request.

          B. The Participating Dealer will comply with the preliminary and definitive Prospectus delivery requirements of Rule 15c2-8 adopted under the Securities Exchange Act of 1934. The Participating Dealer will not sell the shares pursuant to this Agreement unless a preliminary or final Prospectus is furnished to the purchaser at least 48 hours prior to the mailing of the confirmation of sale or is sent to such person under such circumstances that it would be received by him 48 hours prior to his receipt of a confirmation of sale. In addition, the Participating Dealer understands and agrees that during the 90-day period after the first date upon which the shares are first offered to the public, all dealers effecting transactions in the shares may be required to deliver the Company's then current Prospectus to any purchasers thereof prior to or concurrent with the receipt of the confirmation of sale. Additional copies of the then current Prospectus will be supplied by the Underwriter in reasonable quantities upon request for such purposes.

          C. The Participating Dealer will comply with all applicable provisions of federal and state securities laws in connection with the sale of the shares to its customers. In furtherance of this undertaking, the Participating Dealer agrees not to engage in any "parking arrangements" or "multiple tying arrangements" or accept any after market orders for the Company's Common Stock prior to the closing of the offering.

     9. Conditions of Offering. All sales will be subject to delivery by the Company of certificates evidencing its $.001 par value Common Stock. The Underwriter shall have full authority to take such action as it deems advisable in respect of all matters pertaining to the offering or arising thereunder. The Underwriter shall incur no liabilities to the Participating Dealer except as may be incurred under the Securities Act of 1933, the Rules and Regulations thereunder, for lack of good faith, or for obligations assumed in this Agreement.

     10. Failure of Order. If an Order is rejected or if a payment is received which proves insufficient or worthless, any compensation paid to the Participating Dealer shall be returned either by the Participating Dealer's remittances in cash or by a charge against the account of the Participating Dealer, as the Underwriter may elect.

     11. Representations and Agreements of Dealer. By accepting this Agreement, the Participating Dealer represents that it is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended; is qualified to act as a Dealer in the states or other jurisdictions in which it offers the Company's shares; is a member in good standing of the National Association of Securities Dealers, Inc.; and will maintain such registrations, qualifications, and memberships throughout the term of this Agreement. Further, the Participating Dealer agrees to comply with all applicable federal laws and laws of the states or other jurisdictions concerned; and the Rules and Regulations of the National

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Association of Securities Dealers, Inc. Further, the Participating Dealer agrees that it will not offer or sell the Company's shares in any state or jurisdiction except those specified in Paragraph 5 hereof. The Participating Dealer shall not be entitled to any compensation during any period in which it has been suspended or expelled from membership in the National Association of Securities Dealers, Inc. The Participating Dealer hereby agrees to comply with Sections 8, 23, 24, 25, and 36 of the Rules of Fair Practice as promulgated by the N.A.S.D.

     12.   Dealer's   Representatives.   By  accepting   this   Agreement,   the
Participating Dealer has assumed full responsibility for thorough and proper training of its representatives concerning the selling methods to be used in connection with the offer and sale of the shares, giving special emphasis to the principles of full and fair disclosure to prospective investors and the full N.A.S.D. prohibitions against "Free-Riding and Withholding".

     13. Company's Indemnification. The Company has agreed in the Underwriting Agreement to indemnify, defend, and hold the Underwriter, the Participating Dealer, and each person, if any, who controls the Underwriter and Participating Dealer within the meaning of Section 15 of the Act, free and harmless from and against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expense incurred by each such person in connection with defending or investigating any such claims or liabilities,
whether  or  not  resulting  in  any  liability  to  such  person),   which  the
Underwriter, Participating Dealer, or controlling person may incur under the federal or state securities law or otherwise, but only to the extent that such losses, claims, demands, liabilities, and expenses shall arise out of or be based upon a violation or alleged violation of the federal or state securities laws and regulations thereunder, state statutes, or the common law, including any untrue statement or alleged untrue statement of material fact contained in the Registration Statement, or in any Amendment or Amendments to the Registration Statement, or in any application or other papers, hereinafter collectively called Blue Sky Applications, or shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated in the Registration Statement, in any Amendment or Amendments, in any Blue Sky Application, or necessary to make the statements in any thereof not misleading, provided, however, that the indemnity agreement shall not apply to any such losses, claims, demands, liabilities, or expenses arising out of or based upon such violation, statement, or omission made in reliance upon information furnished to the Company by the Underwriter or Participating Dealer in writing expressly for use in the Registration Statement or in any Amendment or Amendments or in a Blue Sky Application. The Underwriter or Participating Dealer agrees to give the Company an opportunity to participate in the defense or preparation of the defense of any action brought against the Underwriter or Participating Dealer or controlling person, as the case may be, to the Company, by letter or telegram, promptly after the commencement of such action against the Underwriter, Participating Dealer, or controlling persons, such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the actions to the extent known to the Underwriter or Participating Dealer. Failure to notify the Company within a reasonable amount of time of any such action shall relieve the Company of its liabilities under the foregoing indemnity, but failure to notify the Company as herein provided shall not relieve it from any liability which it may have to the Under-writer, Participating Dealer, or controlling persons other than on account of the indemnity agreement.

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     14. Participating Dealer's Indemnification. The Participating Dealer hereby agrees to indemnify and to hold harmless the Underwriter, the Company, and each person, if any, who controls the Underwriter or the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, or liabilities to which the Company or the Underwriter may become subject under the Act, or otherwise, insofar as such losses, claims, damages, or liabilities, (or actions in respect thereof), arise out of or are based upon information contained in the Registration Statement, or other document filed with the Securities and Exchange Commission to the extent such information is supplied by the Participating Dealer to the Underwriter or the Company for inclusion therein, or are based upon alleged misrepresentations or omissions to state material facts in connection with statements made by the Participating Dealer or
the  Participating   Dealer's  salesmen  orally  or  by  other  means;  and  the
Participating Dealer will reimburse the Company and the Underwriter for any legal or other expenses reasonably incurred in connection with the investigation of or the defending of any such action or claim. The Underwriter shall, after receiving the first summons or other legal process disclosing the nature of the action being served upon it or the Company, in any proceeding in respect of which indemnity may be sought by the Company or the Underwriter hereunder, promptly notify the Participating Dealer in writing of the commencement thereof. In case any such litigation be brought against the Company or the Underwriter, the Underwriter shall notify the Participating Dealer of the commencement thereof and the Participating Dealer shall be entitled to participate in (and, to the extent the Participating Dealer shall wish to direct) the defense thereof at the Participating Dealer's own expense, but such defense shall be conducted by counsel of good standing satisfactory to the Company and the Underwriter. If the Participating Dealer shall fail to provide such defense, the Company may defend such action at the Participating Dealer's cost and expense. The Participating Dealer's obligation under this paragraph shall survive the termination of this Agreement.

     15. Expenses. No expenses will be charged to or reimbursed to the Participating Dealers.

     16. Communications. All communications to the Underwriter should be sent to the address shown in the opening paragraph of this Agreement. Any notice to the Participating Dealer shall be properly given if mailed or telephoned to the Participating Dealer below. This Agreement shall be construed according to the laws of Utah.

     17. Assignment and Termination. This Agreement may not be assigned by the Participating Dealer without the Company's consent. This Agreement will terminate upon the termination of the offering of the shares except that either party may terminate this Agreement at any time by giving written notice to the other.

     18. Acceptance. This Agreement shall be accepted upon receipt by the Underwriter of a copy of the Agreement executed by the Participating Dealer in the space provided which furnishes the other information requested.

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                                          ACAP FINANCIAL, INC.



                                          By _____________________________
                                                ______________________

Accepted on _____________, 2003

Firm Name:

_______________________________

By ____________________________

Address: ______________________

_______________________________

Telephone No.: ________________

IRS Employer Identification No.:

_______________________________

Share Allocation: _____________










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